Exhibit 99.1

Contact:	Bohn H. Crain
Chief Executive Officer
Radiant Logistics, Inc.
(425) 943-4599

RADIANT LOGISTICS ANNOUNCES RESULTS FOR FIRST FISCAL QUARTER ENDED SEPTEMBER 30, 2011

Posts Record Results with Total Revenues of $71.8 Million and Net Revenues of $21.3 Million, Both Up Over 50% Over the Comparable Prior Year Period
________________________________________________________________________

BELLEVUE, WA   November 14, 2011 – Radiant Logistics, Inc. (OTC QB: RLGT), a domestic and international logistics services company, today reported financial results for the three months ended September 30, 2011.

For the three months ended September 30, 2011, Radiant reported net income of $655,000 on $71.8 million of revenues, or $0.02 per basic and fully diluted share, including $283,000 in non-recurring transition costs associated with the Company’s acquisition of DBA Distribution Services, Inc. (“DBA”) which are principally personnel costs that are being eliminated in connection with the winding down of DBA’s historical back-office operations as these functions are being transitioned to the Company’s headquarters in Bellevue, Washington.  For the three months ended September 30, 2010, Radiant reported net income of $783,000 on $46.4 million of revenues, or $0.03 per basic and fully diluted share.

The Company also reported adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $1,639,000 for the three months ended September 30, 2011, which includes $283,000 in non-recurring transition costs associated with the Company’s acquisition of DBA, compared to adjusted EBITDA of $1,709,000 for the three months ended September 30, 2010.  A reconciliation of the Company’s adjusted EBITDA to the most directly comparable GAAP measure appears at the end of this release. Excluding the $283,000 in non-recurring transition costs associated with the Company’s acquisition of DBA, the Company would have reported $1,922,000 in adjusted EBITDA for the three months ended September 30, 2011, for an increase of $213,000.

The Company has also provided additional prior period analysis using pro forma results of operations presented as if Radiant had acquired DBA as of July 1, 2009 which is included in the Company’s Form 10-Q for the quarter ended September 30, 2011 and filed November 14, 2011.

“We continue to make good progress in integrating DBA and delivered solid growth in gross and net revenues for our first fiscal quarter ended September 30, 2011,” said Bohn Crain, Chairman and CEO. “For the quarter ended September 30, 2011, we posted record revenues of $71.8 million, an improvement of $25.5 million or 54.9% over the comparable prior year period.  Net transportation revenues also increased 50.4% to $21.2 million as compared to $14.1 million for the comparable prior year period.  As we look at our operating costs as a function of net revenues, we saw reductions in agent commission expense (from 69.7% to 65.4%) partially offset by increases in our personnel costs (from 11.0% to 13.6%).  This general dynamic is as expected with the composition of our network now including significant company owned operations in Newark and Los Angeles.  We were less fortunate with respect to our selling, general and administrative expenses during the quarter which were 12.5% of net revenues for the quarter, as compared to 7.5% of net revenues for the comparable prior year period. These higher costs were driven principally by non-recurring legal expenses (approximately $300,000 in total) which we incurred in connection with transactions in progress, capital market initiatives and a small number of other individually immaterial legal matters. We expect our sales, general and administrative costs to revert to more normalized levels in future quarters, subject of course, to the productivity of our acquisition pipeline.”

“For the quarter ended September 30, 2011, we also reported adjusted EBITDA of $1,639,000 for the three months ended September 30, 2011, which includes $283,000 in non-recurring transition costs associated with our acquisition of DBA, compared to adjusted EBITDA of $1,709,000 for the comparable prior year period, for a decrease of $70,000. Excluding the $283,000 in non-recurring transition costs associated with our acquisition of DBA, we would have reported $1,922,000 in adjusted EBITDA for the three months ended September 30, 2011, for an increase of $213,000. In addition, there is a total of $231,000 in non-recurring legal costs, which if excluded, would further increase our adjusted EBITDA to a total of $2,153,000.”

Mr. Crain continued, “We believe our long-standing business strategy will continue to deliver positive results and sustain our trend of double digit growth going forward.  From our current platform, we believe profitable growth can be best achieved by continuing to bring value to the agent-based forwarding community and continuing to execute our three-prong strategy of first, providing continuous improvement to our existing network participants in terms of technology, buy rates and enhanced service offerings; second, building upon the success of our organic growth initiative by on-boarding additional agent stations; and third, opportunistically pursuing acquisition opportunities, including strategic opportunities within the community of agent-based forwarders. Through this process we have identified and are in conversations with a select number of potential partners that could complement our existing network.  I look forward to updating you on our progress as these opportunities continue to develop.”

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation, unusual items and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business.  A reconciliation of annual pro forma adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

Historical Results

(Amounts in 000’s)	THREE MONTHS ENDED SEPTEMBER 30,
	2011	2010
Net income	$655	$783

Interest expense – net	88	36
Income tax expense	401	506
Depreciation and amortization	390	325

EBITDA	1,534	1,650
Stock-based compensation and other non-cash charges	24	59
Transaction related costs	69	-
Severance costs	12	-

Adjusted EBITDA (1)	$1,639	$1,709

(1)
Excluding the $283,000 in non-recurring transition costs associated with the Company’s acquisition of DBA and $231,000 in non-recurring legal costs, the Company’s adjusted EBITDA for the three months ended September 30, 2011 would have been $2,153,000.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Thursday, November 17, 2011 at 4:00 pm, ET that will include a discussion of the contents of the release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 382986.  The call will also be webcast and may be accessed via Radiant’s website at http://radiantdelivers.com or through InvestorCalendar.com.

About Radiant Logistics (OTC QB: RLGT)
Radiant Logistics (www.radiantdelivers.com) is a non-asset based third-party transportation & logistics provider with complete global reach, as well as one of the largest and fastest growing networks in North America.  The company delivers world-class transportation, logistics and information solutions to its customers, as well as growth, liquidity, and ongoing support for its strategic operating partners.  Operating a network of over 100 company-owned and exclusive agent offices under the Airgroup, Adcom Worldwide, Distribution By Air and Radiant brands, the company services a diversified account base that includes manufacturers, distributors and government agencies, using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, our ability to: use our Bellevue, Washington operations as a “platform” upon which we can build a profitable global transportation and supply chain management company; retain and build upon the relationships we have with our exclusive agency offices; continue the development of our back office infrastructure and transportation and accounting systems in a manner sufficient to service our expanding revenues and base of exclusive agency locations; maintain the future operations of Adcom and DBA in a manner consistent with its past practices,  continue growing our business and maintain historical or increased gross profit margins; locate suitable acquisition opportunities; secure the financing necessary to complete any acquisition opportunities we locate; assess and respond to competitive practices in the industries in which we compete, mitigate, to the best extent possible, our dependence on current management and certain of our larger exclusive agency locations; assess and respond to the impact of current and future laws and governmental regulations affecting the transportation industry in general and our operations in particular; as well as those risk factors disclosed in Item 1A of our Report on Form 10 K for the year ended June 30, 2011 other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiant-logistics.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

# # #

RADIANT LOGISTICS, INC.
Consolidated Balance Sheets

	September 30, 2011	June 30, 2011
ASSETS
Current assets -
Cash and cash equivalents	$504,604	$434,185
Accounts receivable, net of allowance of $1,742,821 and $1,592,235 respectively
Current portion of employee loan receivable	33,643	21,401
Current portion of station and other receivables	78,995	141,372
Income tax deposit	510,583	-
Prepaid expenses and other current assets	3,139,478	1,761,273
Deferred tax asset	1,151,065	1,142,077
Total current assets	47,989,643	45,077,361

Furniture and equipment, net	1,627,573	1,428,063

Acquired intangibles, net	2,589,091	2,879,846
Goodwill	6,650,008	6,650,008
Employee loan receivable, net of current portion	99,878	64,494
Station and other receivables, net of current portion	105,159	116,965
Investment in real estate	40,000	40,000
Deposits and other assets	355,753	363,815
Total long term assets	9,839,889	10,115,128
Total assets	$59,457,105	$56,620,552

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities -
Accounts payable and accrued transportation costs	$30,494,315	$27,872,185
Commissions payable	3,610,619	3,570,858
Other accrued costs	1,888,484	1,992,694
Income taxes payable	-	333,999
Due to former shareholders of acquired operations	2,142,256	2,657,781
Current portion of notes payable to former shareholders of DBA	767,092	800,000
Other current liabilities	136,775	135,927
Total current liabilities	39,039,541	37,363,444

Other long term debt	10,928,272	10,269,268
Notes payable to former shareholders of DBA, net of current portion	1,534,183	1,600,000
Deferred rent liability	630,468	631,630
Deferred tax liability	343,151	485,907
Other long-term liabilities	104,806	120,571
Total long term liabilities	13,540,880	13,107,376
Total liabilities	52,580,421	50,470,820

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized. Issued and outstanding: 31,676,438 shares at September 30, 2011 and June 30, 2011	18,051	18,051
Additional paid-in capital	11,084,945	11,060,701
Treasury stock, at cost, 4,919,239 shares at September 30, 2011 and June 30, 2011	(1,407,455)	(1,407,455)
Retained deficit	(2,960,295)	(3,615,322)
Total Radiant Logistics, Inc. stockholders’ equity	6,735,246	6,055,975
Non-controlling interest	141,438	93,757
Total stockholders’ equity	6,876,684	6,149,732
Total liabilities and stockholders’ equity	$59,457,105	$56,620,552

RADIANT LOGISTICS, INC.
Consolidated Statements of Income (Operations)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2011	2010

Revenue	$71,833,044	$46,361,057
Cost of transportation	50,594,124	32,242,361
Net revenues	21,238,920	14,118,696

Agent commissions	13,892,425	9,832,460
Personnel costs	2,893,738	1,557,160
Selling, general and administrative expenses	2,661,126	1,063,282
Transition costs associated with DBA acquisition	282,636	-
Depreciation and amortization	390,393	325,258
Total operating expenses	20,120,318	12,778,160

Income from operations	1,118,602	1,340,536

Other income (expense):
Interest income	4,934	5,809
Interest expense	(92,088)	(42,242)
Other	72,729	26,286
Total other income (expense)	(14,425)	(10,147)

Income before income tax expense	1,104,177	1,330,389

Income tax expense	(401,469)	(505,543)

Net income	702,708	824,846

Less: Net income attributable to non-controlling interest	(47,681)	(41,903)

Net income attributable to Radiant Logistics, Inc.	$655,027	$782,943

Net income per common share – basic	$0.02	$0.03
Net income per common share – diluted	$0.02	$0.03

Weighted average shares outstanding:
Basic shares	31,676,438	30,471,061
Diluted shares	34,609,965	30,723,861

RADIANT LOGISTICS, INC.
Reconciliation of EBITDA to Net Income and Net Cash Provided By Operating Activities
(UNAUDITED)

As used in this report, adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization adjusted for stock-based compensation, transaction and severance costs and other non-cash charges consistent with the financial covenants of our senior credit facility.  We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges.  Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance.  We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.  EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with accounting principles generally accepted in the United States of America.

The following is a reconciliation of adjusted EBITDA to both net income and cash flow provided by operating activities:

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2011	2010

Adjusted EBITDA	$1,639,024	$1,708,980
Transaction and severance costs	(80,737)	-
Stock-based compensation and other non-cash charges	(24,244)	(58,803)

EBITDA	1,534,043	1,650,177

Depreciation and amortization	(390,393)	(325,258)
Interest expense, net	(87,154)	(36,433)
Income tax expense	(401,469)	(505,543)
Net income	655,027	782,943

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Non-cash compensation expense (stock options)	24,244	54,939
Amortization of intangibles	290,755	245,383
Deferred income tax benefit	(151,744)	(118,439)
Depreciation and leasehold amortization	99,638	79,875
Change in non-controlling interest	47,681	41,903
Provision for (recovery of) doubtful accounts	150,586	(26,283)

CHANGE IN OPERATING ASSETS AND LIABILITIES:
Accounts receivable	(1,144,808)	(2,301,857)
Employee loan receivables	(47,626)	(500)
Station and other receivables	74,183	77,888
Income tax deposit	(510,583)	-
Prepaid expenses, deposits and other assets	(1,370,143)	(20,665)
Accounts payable & accrued transportation costs	2,622,130	946,407
Commissions payable	39,761	561,510
Other accrued costs	(104,210)	122,481
Income taxes payable	(333,999)	231,781
Deferred rent liability	(1,162)	-
Other long-term liabilities	(14,917)	48,060
Total adjustments	(330,214)	(57,517)

Net cash provided by for operating activities	$324,813	$725,426